Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2021. Unless the context otherwise requires, the “Combined Company” refers to Vicarious Surgical Inc.(f/k/a D8 Holdings Corp.) and its subsidiaries after the Closing, “D8” refers to D8 Holdings Corp. prior to the Closing, “New Vicarious Surgical” refers to D8 Holdings Corp. prior to the Closing but following the Domestication, and “Vicarious Surgical” refers to Vicarious Surgical Operating Company (f/k/a Vicarious Surgical Inc.) prior to the Closing.

Introduction

The following unaudited pro forma combined financial statements of the Combined Company present the combination of the financial information of D8 and Vicarious Surgical, adjusted to give effect to the Business Combination and consummation of the transactions contemplated by the Subscription Agreements (collectively, the “Transactions”). The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

D8 is a blank check company incorporated in Delaware on May 6, 2020. D8 was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. At June 30, 2021, there was $345.3 million held in the Trust Account.

Vicarious Surgical was incorporated in the state of Delaware on May 1, 2014. Vicarious Surgical is combining advanced miniaturized robotics, computer science and 3D visualization to build a new category of intelligent and affordable, single-incision surgical robot, called the Vicarious System, that virtually transports surgeons inside the patient to perform minimally invasive surgery. Vicarious Surgical is headquartered in Waltham, Massachusetts.

The following unaudited pro forma combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021, present pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma combined financial statements do not necessarily reflect what D8’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of D8. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	D8’s and Vicarious Surgical’s audited and unaudited financial statements and related notes, in each case included elsewhere in this current report on Form 8-K or in the Proxy Statement

●	the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of D8,” included in the Proxy Statement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vicarious Surgical” included elsewhere in this current report on form 8-K; and

●	other financial information included elsewhere in the Proxy Statement and this current report on Form 8-K.

The unaudited pro forma condensed combined financial data below reflects the 26,745,028 Class A ordinary shares of D8 that were redeemed by D8 shareholders in conjunction with the shareholder vote on the Business Combination contemplated by the Merger Agreement at a meeting held on September 15, 2021, resulting in an aggregate payment of $267.7 million out of the trust account, at a redemption price of $10.01 per share (referred to herein as the “actual redemptions”).

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Vicarious Surgical has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Vicarious Surgical’s stockholders will have the majority of the voting power;

●	Vicarious Surgical’s stockholders will appoint a majority of the board of directors of the Combined Company;

●	Vicarious Surgical’s existing management will comprise the management of the Combined Company;

●	Vicarious Surgical will comprise the ongoing operations of the Combined Company;

●	Vicarious Surgical is the larger entity based on historical business operations; and

●	The Combined Company will assume Vicarious Surgical’s name.

Under this method of accounting, D8 will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Vicarious Surgical issuing stock for the net assets of D8, accompanied by a recapitalization. The net assets of D8 will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Transactions

On September 17, 2021, D8 and Vicarious Surgical consummated the previously announced Business Combination pursuant to the Merger Agreement dated April 15, 2021, through the merger of Merger Sub with and into Vicarious Surgical, with Vicarious Surgical surviving the merger as a wholly owned subsidiary of the combined company.

Pursuant to the Merger Agreement, D8 acquired all of the outstanding shares of common stock of Vicarious Surgical for approximately $1.0 billion in aggregate consideration. Vicarious Surgical stockholders (other than the “Vicarious Surgical Founders”) received shares of New Vicarious Surgical Class A Stock (valued at $10.00 per share), equal to (i) the amount of shares of Vicarious Surgical Capital Stock owned by such Vicarious Surgical Stockholder (as defined in the Merger Agreement) multiplied by (ii) the Fully Diluted Adjusted Merger Consideration (as defined by the Merger Agreement) for each share in such class of Vicarious Surgical Capital Stock (as defined in the Merger Agreement). The Vicarious Surgical Founders received shares of New Vicarious Surgical Class B Stock equal to (i) the amount of shares of Vicarious Surgical Class A Common Stock (as defined in the Merger Agreement) owned by such Vicarious Surgical Founder multiplied by (ii) the Fully Diluted Adjusted Merger Consideration for each share of Vicarious Surgical Class A Common Stock.

In connection with the execution of the Merger Agreement, D8 entered into the Subscription Agreements. Pursuant to the Subscription Agreements, the Subscribers agreed to purchase, and D8 agreed to sell to the Subscribers, an aggregate of 14,200,000 shares of New Vicarious Surgical Class A Stock for a purchase price of $10.00 per share and at an aggregate purchase price of $142,000,000 (collectively, the “PIPE”). The transactions contemplated by the Subscription Agreements were consummated on September 17, 2021.

The following represents the aggregate merger consideration reflecting the actual redemptions:

(in thousands)	Purchase Price	Shares Issued
Share consideration to Vicarious Surgical(a)(b)	$998,423,988	99,842,398

(a)	The value of common stock issued to Vicarious Surgical included in the consideration is reflected at $10 per share as defined in the Merger Agreement.
(b)	The total 99.8 million consideration shares include 88.0 million shares to be issued for all issued and outstanding Vicarious Surgical common and preferred stock plus 11.8 million shares underlying unvested, unissued, and/or unexercised options. In connection with the Closing, all Vicarious Surgical warrants were exercised on a “cashless basis” and such holder received 146,577 shares of New Vicarious Surgical Class A Stock.

The following summarizes the unaudited pro forma common stock shares outstanding reflecting actual redemptions:

Ownership

Equity Capitalization Summary at Closing	Shares	%	Votes(B)%
Class A Shareholders
VS Equity Class A Shareholders(A)	68,252,480	58	68,252,480	14
D8 Public Shareholders	7,754,972	7	7,754,972	2
D8 Sponsor	8,625,000	7	8,625,000	2
PIPE Investors	14,200,000	12	14,200,000	3
Total Class A Shareholders	98,832,452	83	98,832,452	20

Class B Shareholders
VS Equity Class B Shareholders	19,789,860	17	395,797,200	80

Class Total Shareholders	118,622,312	100	494,629,652	100

(A)	Total consideration to be issued to Vicarious Surgical is $998.4 million or 99.8 million shares ($10 per share price). The total shares to be issued includes Vicarious Surgical common and preferred stock plus shares underlying unvested options. In connection with the Closing, all Vicarious Surgical warrants were exercised on a “cashless basis” and such holder received 146,577 shares of New Vicarious Surgical Class A Stock. Accordingly, the consideration shares outstanding at the closing of the Business Combination has been adjusted to exclude the portion of consideration shares that were unvested, unissued, and/or unexercised at the closing of the Business Combination.

(B)	Class A Shareholders of the merged company have one vote per share while Class B Shareholders (the “Vicarious Surgical Founders”) have 20 votes per share.

The following unaudited pro forma combined balance sheet as of June 30, 2021 and the unaudited pro forma combined statement of operations for the year ended December 31, 2020, and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are based on the historical financial statements of D8 and Vicarious Surgical. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	As of June 30, 2021		Actual Redemptions
	Historical		Into Cash
			Pro Forma		Pro Forma
	D8	VS	Accounting		Balance
(in thousands, except for share and per share amounts)	(US GAAP)	(US GAAP)	Adjustments		Sheet
ASSETS
Current assets:
Cash and cash equivalents	$236	$7,706	$190,288	A, B, C, G	$198,230
Prepaid expenses and other current assets	41	495	-		536
Total current assets	277	8,201	190,288		198,766
Restricted cash	-	622	-		622
Property and equipment, net	-	1,520	-		1,520
Deferred transaction costs	-	1,774	(1,774)	B	-
Cash and marketable securities held in Trust Accounts	345,265	-	(345,265)	A	-
Total assets	$345,542	$12,117	$(156,751)		$200,908

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78	$1,820	$(911)	B	$987
Accrued expenses	2,091	1,894	(708)	B	3,277
Current portion of equipment loans	-	47	-		47
Current portion of term loan	-	450	-		450
Total current liabilities	2,169	4,211	(1,619)		4,761
Deferred rent	-	1,188	-		1,188
Equipment loans, net of current portion	-	39	-		39
Term loan, net of current portion	-	959	-		959
Deferred underwriting commissions	12,075	-	(12,075)	B	-
Warrant liabilities	50,707	-	-		50,654
Total liabilities	64,951	6,397	(13,694)		57,654

D8 Holdings Corp Class A ordinary shares subject to possible redemption	275,591	-	(275,591)	D	-
VS Preferred stock	-	46,670	(46,670)	E	-

Shareholders’ equity/(deficit)
VS Class A and B units	-	1	(1)	E	-
D8 Holdings Corp Class B ordinary shares, $0.0001 par value	1	-	(1)	D	-
Combined Company Preferred stock, $0.0001 par value	-	-	-		-
Combined Company Class A common stock, $0.0001 par value	-	-	9	C, D, E, F, G	9
Combined Company Class B common stock, $0.0001 par value	-	-	2	E	2
Additional paid-in capital	38,675	2,509	145,636	B, C, D, E, F, G	186,820
Accumulated deficit	(33,676)	(43,460)	33,559	B, F	(43,577)
Total shareholders’ equity (deficit)	5,000	(40,950)	179,204		143,254
Total liabilities, ordinary shares subject to possible redemption and shareholders’ equity	$345,542	$12,117	$(156,751)		$200,908

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except share and per share data)

	Historical		Actual Redemptions into Cash
(in thousands, except share and per share amounts)	D8	VS	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Operating expenses:
Research and development	-	7,616	-		7,616
Sales and marketing	-	551	-		551
General and administrative	2,936	3,676	-		6,612
Administrative fee - related party	60	-	(60)	AA	-
Total operating expenses	2,966	11,843	(60)		14,779
Loss from operations	(2,996)	(11,843)	60		(14,779)
Other income (expense), net:
Change in fair value of derivative warrant liabilities	(21,292)	-	-		(21,292)
Net gain on securities held in trust	74	-	(74)	BB	-
Interest income	-	2	-		2
Interest expense	-	(28)	-		(28)
Total other income (expense), net	(21,218)	(26)	(74)		(21,318)
Loss before income taxes	(24,214)	(11,869)	(14)		(36,097)
Income tax expense	-	-	-		-
Net loss	$(24,214)	$(11,869)	$(14)		$(36,097)
Weighted average shares outstanding	N/A	6,404,522			118,622,312
Net loss per common share, basic and diluted	N/A	$(1.85)			$(0.30)
Weighted average shares outstanding of Class A ordinary shares, basic and diluted	34,500,000
Basic and diluted net income per share, Class A ordinary shares	$0.00
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	8,625,000
Basic and diluted net loss per share, Class B ordinary shares	$(2.82)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

			Actual Redemptions
	Historical		into Cash
(in thousands, except share and per share amounts)	D8	VS	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Operating expenses:
Research and development	-	9,796	-		9,796
Sales and marketing	-	861	-		861
General and administrative	297	2,328	-		2,625
General and administrative - related party	55	-	(55)	AA	-
Total operating expenses	352	12,985	(55)		13,282
Loss from operations	(352)	(12,985)	55		(13,282)
Other income (expense), net:
Interest income	-	113	-		113
Interest expense	-	(3)	-		(3)
Change in fair value of derivative warrant liabilities	(8,613)	-	-		(8,613)
Financing cost - derivative warrant liabilities	(689)	-	-		(689)
Net gain from investments held in Trust Accounts	191	-	(191)	BB	-
Total other income (expense), net	(9,111)	110	(191)		(9,192)
Income (loss) before income taxes	(9,463)	(12,875)	(136)		(22,474)
Income tax expense	-	-	-		-
Net loss	$(9,463)	$(12,875)	$(136)		$(22,474)
Weighted average shares outstanding	N/A	5,809,312			118,622,312
Net loss per common share, basic and diluted	N/A	$(2.22)			$(0.19)
Weighted average shares outstanding of Class A ordinary shares, basic and diluted	34,312,500
Basic and diluted net income per share, Class A ordinary shares	$0.01
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	8,280,711
Basic and diluted net loss per share, Class B ordinary shares	$(1.17)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Under this method of accounting, D8 is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Vicarious Surgical issuing stock for the net assets of D8, accompanied by a recapitalization. The net assets of D8 is stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021, presents pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	D8’s unaudited balance sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2021 included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2021 (the “Quarterly Report”); and

●	Vicarious Surgical’s unaudited balance sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2020 included elsewhere in this current report on Form 8-K.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	D8’s unaudited statement of operations for the six months ended June 30, 2021 and the related notes included in the Quarterly Report; and

●	Vicarious Surgical’s unaudited statements of operations for the six months ended June 30, 2021 and the related notes included elsewhere in this current report on Form 8-K.

The unaudited pro forma combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	D8’s audited statement of operations for the year ended December 31, 2020 and the related notes included elsewhere in the Proxy Statement; and

●	Vicarious Surgical’s audited statements of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this current report on Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that D8 believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. D8 believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Vicarious Surgical. They should be read in conjunction with the historical financial statements and notes thereto of D8 and Vicarious Surgical.

2. Accounting Policies

Upon completion of the Transactions, management will perform a comprehensive review of D8’s and Vicarious Surgical’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Vicarious Surgical.

3. Adjustments to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma combined financial information to give pro forma effect to transactional accounting adjustments.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Vicarious Surgical filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statements of operations are based upon the number of D8’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

As the pro forma combined company would be in a loss position for all periods presented, an effective tax rate of 0% was applied to the transactional accounting adjustments.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of June 30, 2021 are as follows:

(A)	Reflects the reclassification of $345.3 million of cash held in D8’s Trust Account that becomes available at the closing of the Business Combination.

(B)	Reflects the settlement of $29.3 million of transaction costs at close in connection with the Business Combination. Of the total, $15.6 million relates to advisory, legal and other fees to be incurred which are adjusted by $15.5 million against additional paid in capital and $0.1 million against retained earnings, $3.1 million related to PIPE fees adjusted against additional paid in capital. In addition, D8 had incurred $12.1 million of underwriting fees that were recorded as payable on its balance sheet as of June 30, 2021, which was subsequently reduced by $6.0 million by mutual agreement between the parties in July of 2021, with the remaining $6.1 million to be paid in cash upon closing. D8 and Vicarious Surgical have utilized $4.5 million of the reduction in underwriting fees to fund additional capital advisory, legal and other fees associated with the Business Combination.

(C)	Reflects the proceeds of $142 million from the issuance of 14,200,000 shares of New Vicarious Surgical Class A Stock with par value of $0.0001 in the PIPE based on commitments received which will be offset by the PIPE fee of 2.6% of gross proceeds or $3.1 million.

(D)	Reflects the reclassification of common stock subject to possible redemption to permanent equity at $0.0001 par value.

(E)	Reflects the recapitalization of Vicarious Surgical’s equity and issuance of 88.0 million shares, 68.2 million shares of New Vicarious Surgical Class A Stock at $0.0001 par value and 19.8 million shares of New Vicarious Surgical Class B Stock at $0.0001 par value, as consideration for the reverse recapitalization. Total consideration to be issued to Vicarious Surgical is $998.4 million or 99.8 million shares ($10 per share price). The total 99.8 million consideration shares include 88.0 million shares (68.2 million shares of New Vicarious Surgical Class A Stock and 19.8 million shares of New Vicarious Surgical Class B Stock) to be issued for all issued and outstanding Vicarious Surgical common and preferred stock, as reflected in the pro forma balance sheet, plus 11.8 million shares of New Vicarious Surgical Class A Stock underlying unvested, unissued, and/or unexercised options, which are excluded from the pro forma balance sheet adjustment since the shares are subject to further vesting or exercise at close. In connection with the Closing, all Vicarious Surgical warrants were exercised on a “cashless basis” and such holder received 146,577 shares of New Vicarious Surgical Class A Stock.

(F)	Reflects the reclassification of D8’s historical retained earnings to additional paid in capital as part of the reverse recapitalization.

(G)	Reflects the redemption of all approximately 26.7 million Public Shares outstanding for $267.7 million held in trust, which is allocated to New Vicarious Surgical Class A Stock and additional paid-in capital using $0.0001 par value per share.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 are as follows:

(AA) Reflects the elimination of the D8’s administrative service fee paid to the Sponsor that will cease upon the Closing of the Business Combination.

(BB) Reflects the elimination of interest income and unrealized gain earned on the D8’s Trust Account.

4. Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate redeemed shares for the entire periods.

The unaudited pro forma combined financial information has been prepared reflecting redemptions for the year ended December 31, 2020 and the six months ended June 30, 2021:

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
	Pro Forma	Pro Forma
	Actual Redemptions	Actual Redemptions
(in thousands, except share and per share amounts)	Into Cash	Into Cash
Pro forma net loss	$(36,097)	$(22,474)
Pro forma weighted average shares outstanding, basic and diluted	118,622,312	118,622,312
Pro forma net loss per share - basic and diluted	$(0.30)	$(0.19)

Pro forma weighted average shares outstanding - basic and diluted
D8 Public shareholders	7,754,972	7,754,972
D8 Sponsor	8,625,000	8,625,000
Total D8	16,379,972	16,379,972
Vicarious Surgical (1)	88,042,340	88,042,340
PIPE Investors	14,200,000	14,200,000
Pro forma weighted shares outstanding - basic and diluted (2)	118,622,312	118,622,312

Excluded VS Shares:

Vested, unexercised shares	4,723,730	4,723,730
Unvested shares	7,070,344	7,070,344
Excluded VS shares	11,794,074	11,794,074

(1)	Excludes 11.8 million Vicarious Surgical consideration shares that will be issued upon the occurrence of future events (i.e., exercise of stock options). Total consideration to be issued to Vicarious Surgical is $998.4 million or 99.8 million shares ($10 per share price). The total shares to be issued includes all issued and outstanding Vicarious Surgical common and preferred stock plus shares underlying unvested and vested but unexercised options. In connection with the Closing, all Vicarious Surgical warrants were exercised on a “cashless basis” and such holder received 146,577 shares of New Vicarious Surgical Class A Stock. Accordingly, the weighted average pro forma shares outstanding at close has been adjusted to exclude the portion of consideration shares that will be unvested, and/or unexercised at the closing of the Business Combination.

(2)	For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO, warrants sold in the Private Placement, and Vicarious Surgical options and warrants are exchanged for Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Shares underlying these instruments are as follows: (a) 27.7 million shares D8 Class A Ordinary Shares underlying the warrants sold in the D8 IPO and the Private Placement, (b) 18.4 million Vicarious Surgical consideration shares for unvested, unissued, and/or unexercised stock options.